SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2004
THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File No. 1-9973
Delaware	36-3352497

(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone No., including Area Code (847) 741-3300

Item 5.    Other Events and Regulation FD Disclosure

On May 19, 2004, The Middleby Corporation issued a press release announcing the company's debt refinancing agreement and the payment of a $0.40 special dividend. The press release is attached hereto as Exhibit 99.1. The refinancing agreement is attached hereto as Exhibit 4.1.
Item 7.    Financial Statements and Exhibits

(c) Exhibits.

4.1	Second Amended and Restated Credit Agreement, dated May 19, 2004, between the Middleby Corporation, Middleby Marshall, Inc., LaSalle Bank National Association, Wells Fargo Bank N.A. and Bank of America N.A.

99.1	Press release dated May 19, 2004 of The Middleby Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MIDDLEBY CORPORATION
(Registrant)

Date	May 21, 2004	By:	/s/ Timothy J. FitzGerald

Timothy J. FitzGerald
Vice President,
Chief Financial Officer